                                                               EXHIBIT 99(a)(ii)

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 11-K

                         ------------------------------

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 29, 2002

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

Commission File Number 1-3215

                         ------------------------------

                                JOHNSON & JOHNSON
                             RETIREMENT SAVINGS PLAN

                            (Full title of the Plan)

                                JOHNSON & JOHNSON
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933

           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4. Financial Statements and Exhibits

         Report of Independent Accountants

         Financial Statements:

              Statements of Net Assets Available for Benefits
              As of December 31, 2002 and 2001

              Statement of Changes in Net Assets Available for
              Benefits for the Year Ended December 31, 2002

         Notes to Financial Statements

         Supplemental Schedules*

              Schedule H, line 4i - Schedule of Assets
              (Held at End of Year) as of December 31, 2002

              Schedule H, line 4j - Schedule of Reportable
              Transactions for the Year Ended December 31, 2002

*Other schedules required by Section 2520.103.10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

Consent of PricewaterhouseCoopers LLP, dated June 24, 2003

Certification of Plan Administrator Pursuant to Section 906 of the Sarbanes-Oxley Act, dated June 26, 2003.

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN

                                                  By /s/ R. J. Darretta
                                                     --------------------------
                                                     R. J. Darretta
                                                     Chairman, Pension Committee

June 26, 2003

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN

                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                        AS OF DECEMBER 31, 2002 AND 2001
                             AND FOR THE YEAR ENDED
                                DECEMBER 31, 2002

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
AS OF DECEMBER 31, 2002 AND 2001 AND FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                     PAGE(S)
Report of Independent Accountants                                                       1

Financial Statements:

   Statements of Net Assets Available for Benefits
     as of December 31, 2002 and 2001                                                   2

   Statement of Changes in Net Assets Available for
     Benefits for the Year Ended December 31, 2002                                      3

Notes to Financial Statements                                                         4 - 8

Supplemental Schedules*:

   Schedule H, line 4i - Schedule of Assets (Held at
   End of Year) as of December 31, 2002                                                 9

   Schedule H, line 4j - Schedule of Reportable
   Transactions for the Year Ended December 31, 2002                                   10

Consent of PricewaterhouseCoopers LLP, dated June 24, 2003                             11

Certification of Plan Administrator Pursuant to
Section 906 of the Sarbanes-Oxley Act, dated June 26, 2003                             12

* Other schedules required by Section 2520.103.10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants, the Pension Committee and the Compensation & Benefits Committee of the
Johnson & Johnson Retirement Savings Plan:

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Johnson & Johnson Retirement Savings Plan (the "Plan") as of December 31, 2002 and 2001, and the changes in net assets available for benefits for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2002 and supplemental Schedule H, line 4j - Schedule of Reportable Transactions for the year ended December 31, 2002 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

June 19, 2003

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 2002 AND 2001

                                            2002           2001
ASSETS
  Investments at fair value             $100,449,688   $105,187,871

LIABILITIES
  Accrued expenses                           180,668              -
                                        ------------   ------------
    Net assets available for benefits   $100,269,020   $105,187,871
                                        ============   ============

                       See Notes to Financial Statements.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2002

ADDITIONS
  Additions to net assets attributed to
    Investment income
      Interest                                                    $      282,038
      Dividends                                                        1,297,900

  Contributions
    Employee contributions                                             9,694,679
    Employer contributions                                             3,779,200
                                                                  --------------
      Total additions                                                 15,053,817
                                                                  --------------

DEDUCTIONS
  Deductions from net assets attributed to
    Net depreciation in fair value of investments                      9,935,911
    Benefits paid to participants                                      9,461,694
    Administrative expenses                                              575,063
                                                                  --------------
      Total deductions                                                19,972,668
                                                                  --------------

        Net decrease                                                  (4,918,851)

NET ASSETS AVAILABLE FOR BENEFITS
  Beginning of year                                                  105,187,871
                                                                  --------------

  End of year                                                     $  100,269,020
                                                                  ==============

                       See Notes to Financial Statements.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF PLAN

         GENERAL

         The Johnson & Johnson Retirement Savings Plan (the "Plan") is a defined contribution plan which was established on March 1, 1990 for eligible employees of certain participating subsidiaries of Johnson & Johnson ("J&J" or the "Company") located in Puerto Rico which have adopted the Plan. The Plan was designed to provide eligible employees with an opportunity to strengthen their financial security at retirement by providing an incentive to save and invest regularly. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Banco Popular de Puerto Rico.

         CONTRIBUTIONS

         In general, salaried and hourly employees of participating Johnson & Johnson companies who are Puerto Rico residents can contribute to the plan after one month of service.

         Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Participating employees may contribute a minimum of 3% up to a maximum of 10% pre-tax and/or a minimum of 1% to 10% post-tax of their base salary. Annual pre-tax and post-tax contributions may not individually exceed $8,000 in 2002 or 2001 under Puerto Rico law.

         All employee contributions are invested in any of the three investment funds at the direction of the participating employees.

         After one year of service, the Company contributes to the Plan, an amount equal to 75% of the participant's pre-tax contributions up to 6% of their base salary. The Company's Matching contributions are made to the J&J Stock Fund, except for participants over the age of 50, who may choose the alternative investments.

         INVESTMENTS

         Participants may invest in one or more of the three funds offered by the Plan. The investment mix chosen by the participant will apply to employee contributions and earnings thereon. The trustee reinvests all dividend and interest income.

         VESTING

         A participant's plan account, including participant contributions, company contributions and earnings thereon, is always fully vested. As a result, there are no forfeitures under the Plan.

         PAYMENT OF BENEFITS

         Benefits are paid to participants upon termination of employment or retirement. Participants can elect to defer payment if account balances are greater than $5,000. Distributions are paid either in a lump sum payment, or installment payments made on a monthly, quarterly, or annual basis. Installment payments are made over a period of years selected by the participant.

         A participant's account may be distributed to their beneficiaries in lump sum or in installments upon the participant's death.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

         Participants are allowed to withdraw their post-tax contributions and earnings thereon, one time per calendar year. Participants may withdraw pre-tax contributions only upon meeting certain hardship conditions. The benefits to which participants are entitled is the amount provided by contributions (Company matching before July 1, 2001 and participant) and investment earnings thereon, including realized and unrealized gains and losses which have been allocated to the participant's account balance. Participants have the option of receiving part of their balance in the Johnson & Johnson Common Stock Fund as either cash or in shares of Johnson & Johnson common stock (plus cash for fractional shares) for distributions other than a hardship.

         ADMINISTRATIVE EXPENSES

         All third party administrative expenses are paid by the Plan, except costs of entering new investment vehicles, which are paid primarily by Johnson & Johnson.

         TERMINATION

         The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, all Plan funds must be used exclusively for the benefit of the Plan participants.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING

         The financial statements of the Plan are prepared under the accrual method of accounting in accordance with generally accepted accounting principles in the United States of America.

         INVESTMENT VALUATION AND INCOME RECOGNITION

         Equity investments in the Johnson & Johnson Stock Fund, administered by Banco Popular de Puerto Rico, are valued at the closing market price on the last business day of the year. Equity investments in the Equity Fund, managed by American Funds, represent shares of a registered investment company and are valued at the quoted market price which represents the net asset value of shares held by the Plan at year-end.

         The cost of equity investments in the Johnson & Johnson Stock Fund is recorded at the average market price of the stock transactions for the month during which the contribution is made. Units in the Equity Fund are purchased throughout the month at the prevailing quoted market price on those dates.

         Deposits in short-term investments in the Short-Term Investment Fund are principally purchases of shares of the Prime Portfolio of Vanguard Money Market Reserves, Inc. The Portfolio invests in securities which mature in less than one year. The value of this portfolio is the market value on the last business day of the year.

         Temporary cash investments are stated at redemption value which approximates fair value.

         Purchases and sales of securities are recorded on a trade-date basis. Gains and losses on the sale of investment securities are determined on the average cost method. Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on an accrual basis.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

         NET APPRECIATION (DEPRECIATION)

         The Plan presents in the Statement of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in the fair value of investments, which consists of unrealized appreciation (depreciation) of the underlying investments and realized gains and losses on sales of investments.

         PAYMENT OF BENEFITS

         Benefits are recorded when paid.

         USE OF ESTIMATES

         The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and when applicable disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

         RISK AND UNCERTAINTIES

         The Plan provides for various investment options in funds, which can invest in equity and fixed income securities. Investments are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in risks in the near term would materially affect participant's account balances and the amounts reported in the Statement of Net Assets Available for Benefits and the Statement of Changes in Net Assets Available for Benefits.

3.       INVESTMENTS

         The following investments represent 5% or more of the Plan's net assets.

                                                                  AS OF DECEMBER 31,
                                                                 2002             2001
Johnson & Johnson Stock Fund*                                $ 91,043,231     $ 95,056,871
Equity Fund                                                     4,754,953        5,295,914

*Non-participant directed

         During 2002 the Plan's investments, including gains and losses on investments bought and sold as well as held during the year, depreciated in value as follows:

Equities                                                         $   (983,595)
J&J Common Stock                                                   (8,952,316)
                                                                 ------------
                                                                 $ (9,935,911)
                                                                 ============

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

4.       NON-PARTICIPANT DIRECTED INVESTMENTS

         Included in the J&J Stock Fund are participant and non-participant directed investments. Information about the net assets and the significant components of the changes in net assets relating to the fund is as follows:

                                               AS OF DECEMBER 31,
                                               2002           2001
Net assets
  J&J Stock Fund                           $ 91,043,231   $  95,056,871
                                           ============   =============

                                                            FOR THE
                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                              2002
Changes in net assets
  Contributions                                           $  12,306,097
  Investment income                                           1,312,871
  Net depreciation in fair value                             (8,952,316)
  Benefits paid to participants                              (8,301,763)
  Administrative expenses                                      (358,154)
  Intrafund transfer                                            (20,375)
                                                          -------------
                                                          $  (4,013,640)
                                                          =============

5.       TAX STATUS

         The Plan constitutes as a qualified plan under Section 165(a) of the Puerto Rico Income Tax Act of 1954 as amended (the "ITA"), and the Plan and the related trust accounts are exempt from Puerto Rico income taxes under Section 165(a) and 165(e) of the ITA.

         The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Puerto Rico tax code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

         Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2002 and 2001 but not yet paid as of that date.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

6.       SUBSEQUENT EVENTS

         As of January 1, 2003, State Street Bank and Trust Company ("State Street") serves as agent and custodian of the Plan for purposes of investment of the assets of the Trust, maintained by Banco Popular de Puerto Rico. As such, State Street performs certain services for the Plan, including the execution of certain participant directed investments, which are commingled for investment purposes only with assets of other tax-qualified plans maintained by Johnson & Johnson.

         Additionally, several enhancements were made to the plan during 2003 including increasing participant investment options to nine funds, allowing participants to direct their Company matching contribution, and providing participants access to daily valuations of their accounts. Furthermore, passive enrollment was implemented during 2003. As such, employees are automatically enrolled in the Plan with a 3% employee contribution level after thirty days of employment unless participation is declined.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2002

                                   DESCRIPTION OF INVESTMENT INCLUDING
IDENTITY OF ISSUE, BORROWER,         MATURING DATE, RATE OF INTEREST,
  LESSOR, OR SIMILAR PARTY          COLLATERAL, PAR OR MATURITY VALUES            COST          CURRENT VALUE
Short-term investment fund                     Mutual Fund                              **      $   4,651,504
Diversified equity fund                        Mutual Fund                              **          4,754,953

*J&J stock fund                              Employer Stock                   $ 47,772,028         91,043,231

*Represents parties-in-interest transactions.

**Cost need not be disclosed for participant-directed funds.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                                          ACQUIRED
                                           SALES            DISPOSED              GAIN/        PURCHASES
SECURITY/PARTY DESCRIPTION          (# OF TRANSACTIONS)      COSTS    PROCEEDS   (LOSS)   (# OF TRANSACTIONS)      COSTS
SERIES OF TRANSACTIONS
  Johnson & Johnson Common Stock             -              $      -  $      -   $   -            17            $ 4,941,923

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32875) of Johnson & Johnson of our report dated June 19, 2003 relating to the financial statements and financial statement schedules of the Johnson & Johnson Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 24, 2003

                       CERTIFICATION OF PLAN ADMINISTRATOR
                    PURSUANT TO SECTION 906 OF SARBANES-OXLEY

Reference is made to the following Savings Plans (the
"Plans"), which are administered by the Pension Committee of the Company:

(a)      Johnson & Johnson Savings Plan

(b)      Johnson & Johnson Retirement Savings Plan

(c)      Johnson & Johnson Savings Plan For Union Represented
         Employees

(d)      Alza Corporation Tax Deferral Investment Plan


The undersigned, Robert J. Darretta, the Chairman of the Pension Committee of Johnson & Johnson, a New Jersey corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that the best of his knowledge:


         (1) Each of the Annual Reports on Form 11-K for the Plans for the fiscal year ended December 29, 2002 (the "Reports") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of the respective Plan.

                                                 /s/ R.  J. Darretta
                                                 -------------------------------
                                                          R. J. Darretta
                                                   Chairman, Pension Committee

Dated: June 26, 2003

This certification accompanies this Report on Form 11-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.